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                                                                    Exhibit 99.2


                          EXULT, INC. AND SUBSIDIARIES

                      Supplemental Schedule -- Schedule II
                       Valuation and Qualifying Accounts
                             (amounts in thousands)

-------------------------------------------------------------------------------------------------------------
         Column A                  Column B                Column C                 Column D       Column E
-------------------------------------------------------------------------------------------------------------
        Description               Balance at              Additions               Deductions --    Balance at
                                  beginning                                          describe          End
                                  of period                                                        of period
                                                --------------   --------------
                                                     (1)               (2)
                                                  Charged to        Charged to
                                                  costs and           other
                                                   expenses        accounts --
                                                                    describe
-----------------------------------------------------------------------------------------------------------
Accumulated Depreciation and
  Amortization -- Property
  and Equipment:
    2001                            $3,525           $8,514           $    --       $    15(a)     $12,024
    2000                               107            3,418                --            --          3,525
    1999                                --              107                --            --            107

Accumulated Amortization --
  Intangible Assets:
    2001                             4,592            2,923             2,490(b)      3,021(c)       6,984
    2000                               357            4,235                --            --          4,592
    1999                                --              357                --            --            357

Accrued Severance
  and Related Costs:
    2001                                --           15,434                --         3,950(d)      11,484
    2000                                --               --                --            --             --
    1999                                --               --                --            --             --


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(a)  Represents foreign currency adjustment.
(b)  Amortization is charged against revenue.
(c)  Arises from retirements of certain Intangible Assets.
(d)  Cash payments made during 2001.